EXHIBIT 99.2

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES

INDEX

PART 1 - FNANCIAL INFORMATION

		Page
Item 1.	Financial Statements (unaudited).

	Unaudited Condensed Consolidated Statements of Financial Position at September 30, 2012 and December 31, 2011	2
	Unaudited Condensed Consolidated Statements of Operations for the Nine Months Ended September 30, 2012 and 2011	4
	Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2012 and 2011	5
	Notes to Unaudited Condensed Consolidated Financial Statements	6

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands, except per share amounts)
(Unaudited)

ASSETS	September 30, 2012	December 31, 2011
Current assets:
Cash and cash equivalents	$7,543	$3,621
Accounts receivable, net of allowances of $945 and $219 as of
September 30, 2012 and December 31, 2011, respectively	5,188	2,892
Inventory	9,329	4,657
Prepaid expenses and other current assets	1,077	249
Total current assets	23,137	11,419
Property and equipment, net	772	765
Other assets	50	39
Total assets	$23,959	$12,223

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$10,090	$3,071
Accrued liabilities	1,101	920
Short-term debt	4,000	1,581
Current portion of notes payable	2,655	2,012
Total current liabilities	17,846	7,584
Notes payable	1,991	3,994
Convertible promissory notes	—	3,565
Preferred stock warrants	—	2,704
Total liabilities	19,837	17,847

Shareholders’ equity (deficit)
Series B-3 preferred stock, $0.0001 par value; authorized 9,864 shares, issued and outstanding 9,669 and 9,346 shares as of
September 30, 2012 and December 31, 2011, respectively
(liquidation preference $9,207 as of September 30, 2012)	1	1
Series C preferred stock, $0.0001 par value; authorized 41,557 shares, issued and outstanding 41,324 and 41,334 shares as of
September 30, 2012 and December 31, 2011, respectively
(liquidation preference $19,463 as of September 30, 2012)	4	4
Series C-1 preferred stock, $0.0001 par value; authorized 68,000 and 67,332 shares, issued and outstanding 58,462 and 44,322 shares as of September 30, 2012 and December 31, 2011, respectively
(liquidation preference $37,538 as of September 30, 2012)	7	5
Series C-2 preferred stock, $0.0001 par value; authorized 100,000 and zero shares, issued and outstanding 91,704 and zero shares as of September 30, 2012 and December 31, 2011, respectively
(liquidation preference $28,061 as of September 30, 2012)	9	—
Common stock, $0.0001 par value; authorized 340,000
and 185,000 shares, issued and outstanding 24,193 and 18,006 shares
as of September 30, 2012 and December 31, 2011, respectively	3	2

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(In thousands, except per share amounts)
(Unaudited)

Additional paid-in capital	127,219	98,800
Accumulated deficit	(123,121)	(104,436)
Total shareholders’ equity (deficit)	4,122	(5,624)
Total liabilities and shareholders’ equity (deficit)	$23,959	$12,223

See accompanying notes to condensed consolidated financial statements.

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	Nine months ended September 30,
	2012	2011
Revenue	$27,572	18,803
Cost of revenue	25,137	18,399
Gross margin	2,435	404
Operating expenses:
Research and development	8,904	9,431
Selling, general, and administrative	4,142	3,415
Total operating expenses	13,046	12,846
Loss from operations	(10,611)	(12,442)
Other income (expense):
Interest and other expense, net	(7,538)	(253)
(Increase) decrease in fair value of warrants	(526)	38
Loss before income taxes	(18,675)	(12,657)
Income tax expense	10	—
Net loss	$(18,685)	$(12,657)

See accompanying notes to condensed consolidated financial statements.

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine months ended
	September 30, 2012	September 30, 2011
Cash flows from operating activities:
Net loss	$(18,685)	$(12,657)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	222	206
Change in fair value of warrants	526	(38)
Loss on disposal of equipment	—	6
Share-based payment	127	166
Interest on convertible promissory notes	71	—
Amortization of discount on notes	7,205	67
Changes in operating assets and liabilities:
Accounts receivable	(2,296)	(2,517)
Inventory	(4,672)	1,122
Prepaid expenses and other assets	(839)	(96)
Accounts payable	7,019	(424)
Accrued liabilities	181	(736)
Net cash used in operating activities	(11,141)	(14,901)

Cash flows from investing activity:
Acquisitions of property and equipment	(229)	(216)
Net cash used in investing activity	(229)	(216)

Cash flows from financing activities:
Proceeds from short-term debt	13,153	3,402
Principal payments on short-term debt	(10,734)	(1,755)
Proceeds from issuance of notes payable	—	6,000
Principal payments on notes payable	(1,369)	(3,240)
Proceeds from issuance of convertible promissory notes and warrants	3,768	—
Proceeds from issuance of preferred instruments, net of issuance costs	9,622	10,657
Proceeds from exercise of warrants	764	—
Proceeds from exercise of common stock options	88	68
Net cash provided by financing activities	15,292	15,132

Net increase in cash and cash equivalents	3,922	15
Cash and cash equivalents at beginning of period	3,621	2,517
Cash and cash equivalents at end of period	$7,543	$2,532

See accompanying notes to condensed consolidated financial statements.

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)
(Unaudited)

(1) Organization and Summary of Significant Accounting Policies

(a)	Description of Business

Amalfi Semiconductor, Inc. (the Company) designs, develops, and markets cost-effective, high performance CMOS
RF and mixed-signal integrated circuits for the wireless communications market. Substantially all of the Company's revenue is from sales of power amplifier semiconductors and transmit modules for the cellular communications market.

(b)	Principles of Consolidation and Basis of Presentation

The accompanying consolidated financial statements have been presented in accordance with U.S. generally accepted accounting principles and includes the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The functional currency of foreign subsidiaries is the U.S. dollar and foreign currency transaction gains and losses are recorded in the consolidated statements of operations.

(c)	Use of Estimates

The preparation of condensed consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(d)	Summary of Significant Accounting Policies

The Company's significant accounting policies are described in Note 1 to its Audited Consolidated Financial Statements for the year ended December 31, 2011, which are included in Exhibit 99.1 of this Form 8-K/A.

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)
(Unaudited)

(2) Fair Value Measurements

Assets and liabilities measured at fair value on a recurring basis as of September 30, 2012 and December 31, 2011 and their categorization in the fair value hierarchy is as follows:

	September 30, 2012
	Level 1	Level 2	Level 3	Total

Financial assets - money market funds	$3,374	—	—	3,374

	December 31, 2011
	Level 1	Level 2	Level 3	Total

Financial assets - money market funds	$3,498	—	—	3,498
Financial liability- preferred stock warrants	—	—	2,704	2,704

There are no realized or unrealized gains or losses recorded from cash equivalents. A summary of changes in the fair value of preferred stock warrants is as follows:

	Nine Months Ended September 30,
	2012	2011

Balance as of beginning of the period	$2,704	$49
Issuances	7,554	5,228
Extinguishments	(10,784)	(4)
Change in fair value of warrants	526	(38)
Balance at end of the period	$—	$5,235

(3) Inventory

Inventory consisted of the following:

	September 30	December 31
	2012	2011

Finished goods	$175	$718
Work-in-process	9,154	3,939
	$9,329	$4,657

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)
(Unaudited)

(4)	Property and Equipment

Property and equipment consisted of the following:

	September 30	December 31
	2012	2011

Test and other equipment	$1,770	$1,608
Computer hardware and software	452	417
Furniture and leasehold improvements	168	136
	2,390	2,161
Accumulated depreciation	(1,618)	(1,396)
	$772	$765

(5)	Accrued Liabilities

Accrued liabilities consisted of the following:

	September 30	December 31
	2012	2011

Compensation expenses	$415	$438
Software licenses	271	433
External commission	183	—
Legal	90	—
Other liabilities	142	49
	$1,101	$920

(6)	Line of Credit

In June 2012, the Company entered into an amendment to the revolving line of credit (the Line) to borrow up to an additional $2.0 million (maximum of $4.0 million) based on eligible accounts receivable through June 30, 2013. Interest on borrowings under the Line accrues at the lender's prime rate plus 2.25%. Borrowings under the Line are secured by substantially all of the tangible assets of the Company. The Line contains covenants related to financial reporting, protection of assets, minimum cash balances, and change of control.

(7)	Notes Payable

In 2007, (and as subsequently amended), the Company entered into an agreement with a financial institution for a term credit facility (the Agreement). The Agreement allows the Company to borrow up to a maximum of $6.0 million, all of which was drawn by June 2011. Interest on borrowings under the Agreement accrues at the lender's prime rate plus 2.75%. Borrowings under the Agreement are secured by substantially all of the tangible assets of the Company. The Agreement contains covenants related to financial reporting, protection of assets, minimum cash balances, and change of control. The Company made principal payments totaling $1.4 million during the nine months ended September 30, 2012 with the remaining principal to be paid monthly through June 2014. Prior to the April 2012 Series C-2 preferred stock sale (see Note 9), the Company periodically was not in compliance with a minimum cash balance covenant for the Line and the Agreement and obtained a waiver of default from the lender through April 2012.

AMALFI SEMICONDUCTOR, INC. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(In thousands)
(Unaudited)

(8)	Convertible Promissory Notes and Preferred Stock Warrants

In January and February 2012, the Company issued $9.5 million of convertible promissory notes (the Notes) and warrants in exchange for the convertible promissory notes and warrants issued in 2011, and $3.8 million in cash. The Notes had substantially the same terms as the convertible promissory notes issued in 2011. In connection with the issuance of the Notes, warrants to purchase a variable number of preferred shares were also issued. The number of preferred shares issuable upon exercise of the warrants was 90% of the Notes face value divided by the settlement price of the Notes. The warrants resulted in a discount on the Notes totaling $7.2 million, which was to be accreted to Interest and other expense, net over the life of the Notes. The Notes converted to Series C-2 Preferred Stock and the associated warrants were exercised in April 2012, resulting in immediate recognition of the Notes discount (see Note 9).

(9)	Shareholders' Equity (Deficit)

In April 2012, the Company increased the authorized common stock to 340.0 million shares, increased the authorized preferred stock to 219.4 million shares, and designated 9.9 million as Series B-3 preferred stock, 41.6 million shares as Series C preferred stock, 68.0 million shares as Series C-1 preferred stock, and 100.0 million shares as Series C-2 preferred stock.
Between April and June 2012, for aggregate proceeds of $9.6 million in cash, settlement of Notes and interest totaling $9.7 million, and the exercise of warrants for $0.8 million, the Company issued 91.7 million shares of Series C-2 preferred stock, 18.5 million shares of Series C-1 preferred stock, 0.4 million shares of Series B-3 preferred stock, and forty-nine thousand shares of common stock. Each share of Series C-2 preferred stock may be converted into 1.2 shares of common stock and has liquidation preferences pari passu with shares of Series C-1 and Series C preferred stock of $0.306 per share.

(10) Income Taxes

In June 2012, Amalfi Semiconductor, Inc. executed an intangible property buy-in license agreement with a wholly-owned foreign subsidiary that transferred the rights to produce and market the Company's products outside of the United States to the foreign subsidiary.  The Company expects to utilize a portion of its net operating losses to offset the taxable income in the U.S. resulting from the transfer except for an immaterial amount of alternative minimum tax.  As of September 30, 2012, the Company had estimated U.S. federal and state net operating loss carryforwards of approximately $76.7 million and $62.1 million, respectively, to offset future taxable income which reflects the additional net operating losses generated from operations during the nine months ended September 30, 2012, and the expected utilization of net operating loss carryforwards in connection with the transfer of intangible rights.  The U.S. federal and state net operating loss carryforwards will start to expire in 2023 and 2017, respectively.  In addition, as of September 30, 2012, the Company has U.S. federal and California R&D credit carryforwards to offset future income tax liabilities of $5.2 million and $3.0 million, respectively. U.S. federal and California R&D tax credits can be carried forward 20 years and indefinitely, respectively.  These net operating loss carryforwards and credit carryforwards are subject to limitations due to ownership changes as provided in the Internal Revenue Code and similar state provisions.

(11)	Subsequent Events

On November 9, 2012, the Company entered into an Agreement and Plan of Merger, dated as of November 4, 2012 (the “Merger Agreement”), with RF Micro Devices, Inc. (“RFMD”), Chameleon Acquisition Corporation, a wholly-owned subsidiary of RFMD (“Merger Sub”), and Shareholder Representative Services LLC, solely in its capacity as the escrow representative. On the terms and subject to the conditions set forth in the Merger Agreement, RFMD acquired 100% of the outstanding equity securities of the Company through the merger of Merger Sub with and into the Company (the “Merger”). As a result of the Merger, the Company, as the surviving corporation, became a wholly-owned subsidiary of RFMD. RFMD acquired the Company for a total purchase price of approximately $47.3 million, which consisted of net cash consideration on hand adjusted for preliminary working capital adjustments.